UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:  January 24, 2019

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

Ohio	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street

Cincinnati, OH 45202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On January 24, 2019, the Board of Directors elected Ashok Vemuri to serve as a director until the annual meeting of shareholders in 2019, or until his successor is duly elected and qualified.  He has been appointed to serve on the Audit Committee and Financial Policy Committee of the Board, effective January 24, 2019. There are no arrangements or understandings between Mr. Vemuri and any other persons pursuant to which he was elected as a director.  Mr. Vemuri has not engaged in any transactions with us during the last fiscal year, and he does not propose to engage in any transactions, that would be reportable under Item 404(a) of Regulation S-K.

Mr. Vemuri is eligible to receive our standard annual non-employee directors compensation as described in our most recent Proxy Statement filed with the Securities and Exchange Commission on May 15, 2018 under the heading “Director Compensation”.

Item 9.01                                           Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 24, 2019 announcing Ashok Vemuri’s election to the Board of Directors, furnished herewith.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 24, 2019 announcing Ashok Vemuri’s election to the Board of Directors, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

January 24, 2019	By:	/s/ Christine S. Wheatley
Christine S. Wheatley
Group Vice President, Secretary and General Counsel